FINANCIAL SECURITY ASSURANCE INC.
                                350 PARK AVENUE
                           NEW YORK, NEW YORK 10022


                                    September    , 1997


National Auto Finance Company, Inc.
One Park Place (Suite 200)
621 N.W. 53rd Street
Boca Raton, Florida 33487

National Financial Auto Funding Trust
c/o The Chase Manhattan Bank Delaware
802 Delaware Avenue
Wilmington, Delaware 19801
Attention: Corporate Trust Administration

          Re: Insurance and Indemnity Agreement, dated as of November 21, 1995, among Financial Security Assurance Inc. ("Financial Security"), National Financial Auto Funding Trust (the "Transferor") and National Auto Finance Company, Inc. (formerly National Auto Finance Company L.P.) ("NAFI")

      Ladies and Gentlemen:

      Reference is hereby made to (i) the above-referenced Insurance and Indemnity Agreement, (ii) the Insurance and Indemnity Agreement, dated as of November 13, 1996, among Financial Security, the Transferor and NAFI and (iii) the Insurance and Indemnity Agreement, dated as of July 23, 1997, among Financial Security, the Transferor, NAFI and National Auto Finance 1997-1 Trust (as amended, supplemented or otherwise modified as of the date hereof in accordance with the respective terms thereof, and as the same may be further amended, supplemented or otherwise modified from time to time in accordance with the respective terms thereof, the "Series 1995-1 Insurance Agreement", the "Series 1996-1 Insurance Agreement" and the "Series 1997-1 Insurance Agreement", respectively). Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Series 1995-1 Insurance Agreement.

      Pursuant to Section 5.02(d) of the Series 1995-1 Insurance Agreement, Financial Security hereby permanently waives any Event of Default under Section
5.01 of the Series 1995-1 Insurance Agreement that shall have occurred prior to the date hereof and the consequences thereof, including, without limitation, (i) Financial Security's right to receive the Premium

Supplement due and payable under the Premium Letter and Section 5.02 of the Series 1995-1 Insurance Agreement and (ii) the occurrence of an Event of Default under the Series 1996-1 Insurance Agreement or the Series 1997-1 Insurance Agreement solely as a result of any such Event of Default under the Series 1995-1 Insurance Agreement. Pursuant to Section 5.02(d) of the Series 1995-1 Insurance Agreement, Financial Security hereby further waives any right that it may have to collect the Premium Supplement specified in the Premium Letter and the Series 1995-1 Insurance Agreement as a result of any Event of Default under the Series 1995-1 Insurance Agreement occurring on any date up through and including March 31, 1998. The waiver granted by Financial Security in this paragraph shall extend only to the specific events and occurrences expressly waived in this paragraph and not to any other similar event or occurrence.

      Financial Security hereby reserves all of its rights and remedies, at law, in equity or otherwise, arising out of or in connection with the documents referenced herein and all related documents, except for the rights expressly and specifically waived herein. Financial Security's failure to exercise any right or remedy (other than rights and remedies expressly and specifically waived) shall not be construed as a waiver of any such right or remedy.


                                    FINANCIAL SECURITY ASSURANCE INC.



                                    By:
                                          Name:
                                          Title:




cc:   The Chase Manhattan Bank Delaware,
          as Owner Trustee
      c/o The Chase Manhattan Bank, N.A.
      4 Chase Metrotech Center
      Brooklyn, New York 11242